UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

TREES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	90-1072649
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1901 S Navajo Street Denver, Colorado	80223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01	Entry into a Material Definitive Agreement.

New Office Lease

On November 21, 2022, TREES Corporation (the “Company”) entered into an Office Building Lease (“Lease”) with Victex Colorado LLC (“Landlord”), pursuant to which the Company agreed to lease from Landlord, and Landlord agreed to lease to the Company, approximately 3,776 square feet of office space located at 215 Union Boulevard, Lakewood, Colorado 80228 (“Building”). The Lease is for the Company’s new principal executive offices. The term of the Lease commences on January 1, 2023 and continues through March 31, 2026. Rent is payable beginning in the month April 2023 (first three months are rent free) in the amount of $8,496 per month; beginning in April 2024 monthly rent is $8,653.33; and beginning in April 2025 monthly rent is $8,810.66. The Company must also pay its pro rata share, or 5.17%, of the operating expenses of the Building, which include real property taxes, supplies, energy, water, janitorial services, maintenance and repairs, insurance, labor, legal, certain capital improvements and certain other costs and expenses.

The Company has an option to renew the Lease for one three-year term upon not less than 180 days notice in advance of the end of the initial term.

The foregoing description of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, annexed hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(b)Exhibits.

Exhibit No.	Description
10.1	Office Building Lease entered into on November 21, 2022 by and between TREES Corporation and Victex Colorado LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 25, 2022

TREES CORPORATION

By:	/s/ Adam Hershey
Name:	Adam Hershey
Title:	Interim Chief Executive Officer